Exhibit 99.1
Contact Information:          FTD Group, Inc.
Jandy Tomy
Investor Relations
(630) 724-6984
jtomy@ftdi.com
FOR IMMEDIATE RELEASE
FTD GROUP, INC. RECEIVES STOCKHOLDER APPROVAL FOR PROPOSED MERGER WITH UNITED ONLINE, INC.
DOWNERS GROVE, IL., August 25, 2008 — FTD Group, Inc. (NYSE: FTD), a leading international provider of floral related products and services, today announced that its stockholders, at a special meeting held today, voted to adopt the agreement and plan of merger among FTD, United Online, Inc. (Nasdaq: UNTD), and UNOLA Corp., an indirect wholly owned subsidiary of United Online. Shares voted in favor of the adoption of the agreement and plan of merger represented more than 79 percent of the total issued and outstanding shares of common stock of FTD.
The merger is expected to close on Tuesday, August 26, 2008. As a result of the merger, FTD will become an indirect wholly owned subsidiary of United Online, and FTD’s stockholders will be entitled to receive $10.15 in cash, without interest, and 0.4087 of a share of United Online common stock for each share of FTD common stock that they own.
About FTD Group, Inc.
FTD Group, Inc. is a leading provider of floral related products and services to consumers and retail florists, as well as other retail locations offering floral products, in the U.S., Canada, the U.K. and the Republic of Ireland. The business utilizes the highly recognized FTD and Interflora brands, both supported by the Mercury Man logo, which is displayed in approximately 45,000 floral shops worldwide. The consumer businesses operate primarily through the www.ftd.com Web site in the U.S. and Canada and the www.interflora.co.uk Web site in the U.K. and are complemented by the florist businesses which provide products and services to the company’s independent members.
FORWARD-LOOKING STATEMENTS
This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Failure to complete the transaction with United Online could materially and adversely affect FTD’s results of operations and stock price. Forward looking statements in this press release may include statements regarding FTD’s outlook, anticipated revenue growth and profitability, anticipated benefits of investments in new products, programs and offerings and opportunities and trends within both the domestic and international floral businesses, including opportunities to expand these businesses and capitalize on growth opportunities or increase penetration of service offerings. The international business reflects the operations of Interflora U.K. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about FTD and FTD’s industry. Investors are cautioned that actual results could differ from those contained in any forward-looking statements as a result of: FTD’s ability to acquire and retain FTD and Interflora U.K. members and continued recognition by members of the value of FTD’s products and services; the acceptance by members of new or modified service offerings recently introduced; FTD’s ability to sell additional products and services to FTD and Interflora U.K. members; FTD’s ability to expand existing marketing partnerships and secure new marketing partners within the domestic and international consumer businesses; the success of FTD’s marketing campaigns; the ability to retain customers and maintain average order value within the domestic and international consumer businesses; the ability to manage foreign currency exchange rate risk; FTD’s performance during key holiday selling seasons such as Christmas, Valentine’s Day and Mother’s Day; the existence of failures in FTD’s computer systems; competition from existing and potential new competitors; levels of discretionary consumer purchases of flowers and specialty gifts; FTD’s ability to manage or reduce its level of expenses within both the domestic and international businesses; actual growth rates for the markets in which FTD competes compared with forecasted growth rates; FTD’s ability to increase capacity and introduce enhancements to its Web sites; and FTD’s ability to integrate Interflora U.K. and additional partners or acquisitions, if any are identified. These factors, along with other potential risks and uncertainties, are discussed in FTD’s reports and other documents filed with the Securities and Exchange Commission. FTD expressly disclaims any obligation to update its forward-looking statements.
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